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                                                                  Exhibit 10(f).


                              NORWEST CORPORATION
                      SUPPLEMENTAL SAVINGS-INVESTMENT PLAN

                     (As amended effective January 1, 1995)



         Sec. 1  Name and Purpose.  This Plan is the "Norwest Corporation
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Supplemental Savings-Investment Plan", hereinafter referred to as "Supplemental
SIP" or the "Plan," and amends and restates the Norwest Corporation Supplemental Savings-Investment Plan which was last amended effective September 30, 1991. This Plan, as amended and restated, shall be effective as of the date set forth in Section 25. This Plan is maintained by Norwest Corporation (the "Company") for the purposes of providing benefits for participants in the Norwest Corporation Savings-Investment Plan (the "SIP") whose contributions are limited by certain sections of the Internal Revenue Code (the "Code"), benefits for eligible employees who have chosen to defer compensation otherwise available for SIP contributions, and benefits for certain participants prior to their Entry Date into the SIP.

         Sec. 2  Definitions.  Subject to Section 24, all references herein to
                 -----------
the "SIP" are references to the Norwest Corporation Savings-Investment Plan as it may be amended from time to time. In addition, except where specifically defined in this Plan, all capitalized terms herein shall have the same meaning as given to those terms in the SIP.

         Sec. 3  Company and Participating Employers.  The Company is Norwest
                 -----------------------------------
Corporation, a Delaware corporation, and any successor to said corporation.
Each Participating Employer in the SIP shall also be a participating employer in this Plan if any of its employees are eligible to become participants in this Plan.

         Sec. 4  Participation.  Employees of the Company or of any other
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Participating Employer selected by the Personnel and Compensation Committee of the Company's Board of Directors and who satisfy one or more of the following criteria are eligible to participate in this Plan:

         a) Employees who, prior to becoming eligible for participation in the SIP, are designated as participants in this Plan.

         b) Employees who enter into a written agreement with their respective Participating Employer under which payment of compensation earned by the participant will be deferred to a stated year subsequent to the year in which it would otherwise have been recognized as Certified Earnings. The compensation of a participant that is so deferred is referred to in this Plan as "Deferred Compensation".
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         c)   Employees who are subject to one or more of the
              following limits:

              (1) Employees whose Pay Conversion Contributions for any Plan Year commencing on or after January 1, 1987 are limited by Code Section 402(g).

              (2) Employees whose Pay Conversion Contributions and/or Employer Matching Contributions for any Plan Year commencing on or after January 1, 1988 are limited by the dollar limitation in Code Section 415(c)(1)(A).

              (3) Employees whose Pay Conversion Contributions and/or Employer Matching Contributions for any Plan Year commencing on or after January 1, 1989 are limited by Code Section 401(a)(17); or

              (4) Employees whose Pay Conversion Contributions and/or Employer Matching Contributions for any Plan Year commencing on or after January 1, 1992 are otherwise limited by law.

         (d) Notwithstanding subsection (c), an employee described in subsection (c) is not an eligible participant in this Plan for a Plan Year unless the employee would have reached one or more of the limits under subsection (c)(1), (2), (3), and/or (4) for that Plan Year based on his or her Certified Earnings, except that for officers of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, Certified Earnings under this Plan shall include only incentive compensation awarded under the Executive Incentive Compensation Plan and under such other incentive compensation plans as may be designated by the Personnel and Compensation Committee of the Company's Board of Directors.

         Sec. 5  Establishment of Plan Account.  An account (a "Plan Account")
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shall be established under this Plan for each participant.

         Sec. 6  Credits for Designated Employees.  The Plan Account of each
                 --------------------------------
participant described in Section 4(a) shall receive credits equal to the Employer Matching Contributions that would have been made for the participant if he or she had been an Active Participant in the SIP from his or her Employment Commencement Date to the Entry Date on which he or she first became a participant in the SIP; provided, however, that no credit shall be made pursuant to this Section 6 for a participant described in Section 4(a) with respect to Certified Earnings subsequent to the Entry Date. For purposes of this section:

         (a) It will be assumed that a participant in this Plan made Pay Conversion Contributions during the period

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              referred to above equal to the maximum amount permitted by the SIP for which an Employer Matching Contribution would have been made.

         (b) Each such participant's Plan Account shall receive the credits as of the end of the Plan Year in which an Employer Matching Contribution would otherwise have been reflected in the participant's SIP Account if the participant in this Plan had been an Active Participant in SIP.

         Sec. 7  Credits Based on Deferred Compensation.  For each Plan Year in
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which a participant described in Section 4(b) has Deferred Compensation, the participant's Plan Account shall receive credits equal to the Employer Matching Contributions that would have been made to the SIP and pursuant to Section 6 for the participant if the participant's Deferred Compensation for the Plan Year had been included in Certified Earnings for such year, minus (i) the total Employer Matching Contribution made to the SIP on behalf of the participant for that Plan Year, and (ii) any credits the participant received for that Plan Year under
Section 6.  For purposes of this section:

         (a) It will be assumed that the participant made Pay Conversion Contributions with respect to his or her Deferred Compensation at the rate selected by the participant with regard to Certified Earnings for the quarter in which the Deferred Compensation would otherwise have been paid or, for the period between the participant's Employment Commencement Date and the Entry Date on which he or she first became eligible to participate in the SIP, at the maximum rate permitted under the SIP.

         (b) Each such participant's Plan Account shall receive credits under this section as of the end of the Plan Year in which an Employer Matching Contribution would otherwise have been reflected in the participant's SIP Account.

         Sec. 8  Credits Based on Limits on Contributions.  The Plan Account of
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each participant described in Section 4(c) shall receive credits equal to the
Employer Matching Contributions that would have been made to the SIP for the participant for the Plan Year and pursuant to Section 6 and Section 7 if the limits specified in Section 4(c) did not apply for that Plan Year. For purposes of this section:

         (a) It will be assumed that the participant continued to make Pay Conversion Contributions during the remainder of the Plan Year equal to the rate of contribution selected by the participant for the quarter in which the participant first reached one of the limits specified in Section 4(c) or, for the period between the participant's Employment Commencement Date and the Entry Date on which he or she first became eligible to participate in the SIP,

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              at the maximum rate permitted under the SIP. It will be further assumed that the Certified Earnings for the Plan Year of a participant described in Section 4(b) included his or her Deferred Compensation for the Plan Year.

         (b) The maximum credit to the participant's Plan Account for any Plan Year under this Section 8 shall be equal to the Employer Matching Contribution for the entire Plan Year based on the rate of contribution selected by the participant (not to exceed the maximum percentage of Certified Earnings eligible for an Employer Matching Contribution under the SIP) for the quarter in which the participant first reached one of the limits specified in Section 4(c) and computed as if such limits did not apply, minus (i) the total Employer Matching Contribution made to the SIP on behalf of that participant for that year, and (ii) any credits the participant received for that Plan Year under Section 6 and
              Section 7.

         (c) Credits under this section shall be reflected in the participant's Plan Account as of the end of the Plan Year in which an Employer Matching Contribution would have been reflected in the participant's SIP Account if the limits specified in Section 4(c) did not apply for that Plan Year.

         Sec. 9  Investment of Credits.  Prior to September 30, 1991, credits to
                 ---------------------
a participant's Plan Account were invested in one or more of the "Investment Accounts" defined in Section 10 of this Plan. On and after September 30, 1991, no changes in Investment Accounts existing as of that date shall be allowed and all credits to a participant's Plan Account shall be made solely to the Norwest Stock Investment Account described in Section 10(c) below; provided, however, that the Personnel and Compensation Committee of the Company's Board of Directors may allow the participants to make a one-time election on a form provided by the Company to transfer, as of a date designated by the Personnel and Compensation Committee, all credits from other Investment Accounts to the Norwest Stock Investment Account.

         Sec. 10  Adjustment and Funding of Accounts.  Credits to a
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participant's Plan Account shall be subject to the following:

         (a) Prior to September 30, 1991, the Investment Accounts available to participants under the Plan for each calendar quarter were the same as the Investment Funds (other than the Norwest ESOP Fund) which were available as investment options under the SIP for that quarter.

         (b) Except as provided in subsection (c), each Investment Account will reflect the investment performance of the corresponding SIP Investment Fund on a pro rata basis. If one or more SIP Investment Funds are merged, divided, discontinued or otherwise

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              adjusted, corresponding adjustments shall be made in the credits held in Investment Accounts under this Plan.

         (c) On and after September 30, 1991, all credits to the participant's Plan Account shall be made to the "Norwest Stock Investment Account." Such credits shall be stated in the form of shares of Company common stock, the number of which shall be determined by dividing the amount of the credits made pursuant to Sections 6, 7, or 8 of this Plan by the average of the high and low prices per share of Company common stock on the consolidated tape of the New York Stock Exchange on the date on which an Employer Matching Contribution would otherwise have been reflected in the participant's SIP account, or if the New York Stock Exchange is closed on that date, on the next preceding day on which it was open. Adjustments to the number of shares of Company common stock credited to the participant's Norwest Stock Investment Account in his or her Plan Account shall be made to reflect dividends paid on Company common stock pursuant to subsection (e) below. If the Company chooses to fund the credits to the Norwest Stock Investment Account, the Company shall make contributions in cash or in Company common stock to the trust described in Section 21. Any cash contributions shall be used by the trustee named in
              Section 21 to purchase shares of Company common stock within 10 business days after such deposit. Purchase of such shares may be made by the trustee in brokerage transactions or by private purchase, including purchase from the Company. All shares held by the trust shall be held in the name of the trustee.

         (d) All Plan Account credits shall consist solely of bookkeeping entries.

         (e) Each time a dividend is paid on the Company common stock, the participant shall receive a credit to the Norwest Stock Investment Account in his or her Plan Account. The amount of the dividend credit shall be the number of shares of Company common stock determined by multiplying the dividend amount per share by the number of shares credited to a participant's Norwest Stock Investment Account as of the record date for the dividend and dividing the product by the average of the high and low prices per share of the Company's common stock reported on the consolidated tape of the New York Stock Exchange on the dividend payment date or, if the New York Stock Exchange is closed on such date, the next preceding date on which it was open.

         Sec.  11  Plan Account Statements.  The Company may from time to time
                   -----------------------
issue statements to participants advising them of the

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status of their Plan Accounts, as of the last day of the month immediately preceding the statement date, but shall not be required to do so. The issuance of such statements shall not in any way affect the rights of participants hereunder.

         Sec. 12  Number of Shares Issuable under the Plan/Adjustments for
                  --------------------------------------------------------
Certain Changes in Capitalization.  No more than 250,000 shares of Company
---------------------------------
common stock may be credited to Plan Accounts except that any share credits to a Plan Account which are forfeited pursuant to Section 15 may again be credited under the Plan. If the Company shall at any time increase or decrease the number of its outstanding shares of Company common stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Company common stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Company common stock, then the numbers, rights, and privileges of the shares that are and may be credited to the Norwest Stock Investment Accounts under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.

         Sec. 13. Voting Company Common Stock.  If any credits issued pursuant
                  ---------------------------
to this Plan are, in the discretion of the Company, funded in a trust as described in Section 21, the Company common stock held in trust shall be voted by the trustee in its discretion; provided, however, the participant may instruct the Trustee with respect to the voting of a number of shares of Company common stock determined by multiplying a fraction, the numerator of which is the number of shares of Company common stock credited to the participant's Plan Account and the denominator of which is the total number of shares of Company common stock credited to all participants' Plan Accounts, by the total number of shares of Company common stock held by the Trustee for the Plan. For purposes of this section, all numbers of shares shall be determined as of the applicable record date.

         Sec. 14  Loans and Withdrawals.  A participant may not request or
                  ---------------------
receive any loans or withdrawals from his or her Plan Account. The credits in a participant's Plan Account will be paid out only as described in Sections 16, 17 and 18.

         Sec. 15  Benefit on Termination of Employment.  Upon Termination of
                  ------------------------------------
Employment, each participant shall be entitled to a benefit equal to the amount of all credits to the participants' Investment Accounts in his or her Plan Account, other than the Norwest Stock Investment Account, plus the number of shares of Company common stock credited to the participant's Norwest Stock Investment Account, in both cases calculated as of the end of the calendar month immediately prior to the date benefits are distributed pursuant to Sections 16 or 17, multiplied by the vested percentage under the SIP that would be applicable to the participant. Any portion of the participant's Plan Account that is not vested shall be forfeited.

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         Sec. 16  Payment of Benefits.  All vested credits to a participant's
                  -------------------
Plan Account (determined as provided in Section 15), except credits in shares of Company common stock, shall be paid to the participant by his or her employer in a lump sum cash payment, net of any required withholding taxes, not later than 45 days after the end of the calendar year in which the Termination of Employment occurs. All vested shares of Company common stock credited to a participant's Plan Account (determined as provided in Section 15) will be paid to the participant in the form of whole shares of common stock (any fractional share will be paid in cash), net of any required withholding taxes, not later than 45 days after the end of the calendar year in which the Termination of Employment occurs.

         Sec. 17  Death Benefits.  If a participant dies while employed, or dies
                  --------------
after Termination of Employment but before receiving his or her benefit under this Plan, all vested credits to a participant's Plan Account (determined as provided in Section 15), except credits in shares of Company common stock, shall be paid in a lump sum cash payment, net of any required withholding taxes, and any vested shares of Company common stock credited to such Plan Account (determined as provided in Section 15) shall be paid in the form of whole shares of Company common stock, net of any required withholding taxes, not later than 45 days after the end of the calendar year in which the participant dies. Such payments shall be made to the participant's Beneficiary determined as provided in the SIP, if the participant was an Active Participant in the SIP. If the participant was not an Active Participant in the SIP, the foregoing payments shall be paid as provided in this Section 17 to the participant's estate. Any fractional shares of Company common stock payable pursuant to this Section 17 shall be paid in cash to the participant's Beneficiary or to his or her estate, as provided in this Section.

         Sec. 18  Benefits Upon the Occurrence of Certain Business Transactions.
                  --------------------------------------------------------------
If the Company shall merge or consolidate with another corporation and the Company is not the surviving corporation (a "Transaction"), and the consideration received by the holders of common stock of the Company in the Transaction consists only of common stock of another publicly owned corporation whose outstanding stock is listed on the New York Stock Exchange or quoted in the NASDAQ National Market System ("Publicly-Traded Stock"), each share of Company common stock credited to a participant's Plan Account shall be converted to a credit for the number of shares of Publicly-Traded Stock which the holder of a share of Company common stock is entitled to receive in such Transaction and, beginning on and after the effective date of the Transaction, any future credits to Plan Accounts or payment of vested benefits payable in the form of shares of common stock shall be made in the form of shares of such Publicly-Traded Stock.

    If the consideration received by the holders of common stock of the Company in a Transaction consists of any consideration other than Publicly-Traded Stock, each share of Company common stock credited to a participant's Plan Account shall be restated as credits for cash in an amount equal to the number of shares of Company common stock credited to a participant's Plan Account

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immediately prior to the effective date of the Transaction multiplied by the average of the high and low prices of a share of Company common stock on the New York Stock Exchange for each of the five trading days preceding the effective date of the Transaction. Such cash shall automatically be deemed to be invested in one or more investment accounts that conform to the investment fund options then provided by the SIP, upon such terms and conditions as may be established by the Personnel and Compensation Committee of the Board of Directors.

         Sec. 19  Nonassignability.  No right to receive payments under the Plan
                  ----------------
nor any shares of Company common stock credited to a participant's Plan Account shall be assignable or transferable by a participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act ("ERISA"), or rules thereunder. The designation of a Beneficiary under the SIP by a participant does not constitute a transfer.

         Sec. 20  Unsecured Obligation.  Amounts due under this Plan shall be an
                  --------------------
unsecured obligation of the Company.

         Sec. 21  Trust Fund.  If the Company chooses to fund credits to
                  ----------
participants' Plan Accounts, all cash contributed for such funding shall be held and administered in trust in accordance with the terms and provisions of a trust agreement between the Company and Marquette Bank Minneapolis, N.A. as Trustee, or any duly appointed successor trustee. All Company common stock or other funds in the trust shall be held on a commingled basis and shall be subject to the claims of general creditors of the Company. Plan Accounts shall be for bookkeeping purposes only, and the establishment of Plan Accounts shall not require segregation of trust assets.

         Sec. 22  No Guarantee of Employment.  Participation in this Plan does
                  --------------------------
not constitute a guarantee or contract of employment with any Participating Employer. Such participation shall in no way interfere with any rights of a Participating Employer to determine the duration of a participant's employment or the terms and conditions of such employment.

         Sec. 23  Withholding of Taxes.  The benefits payable under this Plan
                  --------------------
shall be subject to the deduction of the amount of any federal, state or local income taxes, Social Security tax, Medicare tax or other taxes required to be withheld from such payments by applicable laws and regulations.

         Sec. 24  Administration, Amendment, and Termination.  The Personnel and
                  ------------------------------------------
Compensation Committee of the Company's Board of Directors shall administer the Plan and shall have the authority to interpret, and adopt procedures for implementing, this Plan, and may at any time terminate, suspend or amend this Plan; provided, however, that the provisions of the Plan may not be amended more than once in every six months other than to comport with changes in the Code, ERISA, or the rules thereunder; and provided, further, that no amendment to the SIP shall apply to this Plan unless such

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

amendment is specifically made applicable for purposes of this Plan by action of the Personnel and Compensation Committee of the Company's Board of Directors. No such action shall deprive any participant of any benefits to which he or she would have been entitled under the Plan if the participant's Termination of Employment had occurred on the day prior to the date such action was taken, unless agreed to by the participant.

         Sec. 25  Effective Date of the Plan.  The effective date of the Plan
                  --------------------------
shall be determined by the Personnel and Compensation Committee of the Board of Directors after approval of the Plan by the common stockholders of the Company.


LH320020

04/28/92
11/28/95

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